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                                                                     EXHIBIT 8.1



                       [LETTERHEAD OF CRAVATH, SWAINE & MOORE]





                                                                November 4, 1997


                             AGREEMENT AND PLAN OF MERGER
                           DATED AS OF SEPTEMBER 12, 1997,
                  AMONG INTERNATIONAL BUSINESS MACHINES CORPORATION,
                     NEW ORCHARD CORP. AND UNISON SOFTWARE, INC.


Ladies and Gentleman:

         We have acted as counsel for International Business Machines Corporation, a New York corporation ("Parent"), in connection with the proposed merger (the "Merger") of Unison Software, Inc., a Delaware corporation (the "Company"), with and into New Orchard Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), pursuant to an Agreement and Plan of Merger, dated as of September 12, 1997, and amended as of October 1, 1997, by and among Parent, Sub and the Company (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 of Parent (the "Registration Statement"), which includes the Proxy Statement/Prospectus of Parent and the Company (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). Unless otherwise indicated, any capitalized terms used herein that are not otherwise defined have the meaning assigned to such terms in the Proxy Statement/Prospectus.

         In providing our opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Proxy Statement/Prospectus, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Proxy Statement/Prospectus are true, correct and

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complete in all material respects and will continue to be true, correct and complete in all material respects as of the Effective Time (as defined in the Merger Agreement), (iii) the representations made by Parent, the Company and certain stockholders of the Company in their respective letters to be delivered to us (the "Representation Letters") are true, correct and complete in all material respects and will remain true, correct and complete in all material respects at all times up to and including the Effective Time (as defined in the Merger Agreement) and (iv) any representations made in the Representation Letters "to the best knowledge of" or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the way in which the Merger is described in the Merger Agreement, the Proxy Statement/Prospectus or the Representation Letters, our opinions as expressed below may be adversely affected and may not be relied upon.

         Based upon the foregoing, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations," subject to the limitations and qualifications described therein and herein, expresses our opinion with respect to the material Federal income tax consequences of the consummation of the Merger. This opinion merely reflects our best judgment and, as noted in the Proxy/Statement Prospectus, is not binding on the Internal Revenue Service (the "IRS"). The IRS is not precluded from successfully adopting a contrary position. Moreover, because this opinion is being delivered substantially prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law (or interpretations of the law) will not take place that could adversely affect the Federal income tax consequences of the Merger.

         This opinion is being provided solely for use in connection with the Registration Statement. We hereby consent to your filing this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material Federal income tax consequences of the Merger, including the Proxy/Statement Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission (the "SEC"), nor do we admit that we are experts with respect to any part of such Registration

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Statement within the meaning of the term "experts" as used in the Securities Act or the General Rules and Regulations of the SEC.


                                                 Sincerely,


                                                 /s/ Cravath, Swaine & Moore


International Business Machines Corporation
   New Orchard Road
      Armonk, New York 10504